Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sterling Savings Bank Employee Savings and Investment Plan and Trust

Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-44078) of our report dated June 29, 2011, relating to the financial statements and supplemental schedule of the Sterling Savings Bank Employee Savings and Investment Plan and Trust which appear in this Form 11-K.

BDO USA, LLP

Spokane, Washington

June 29, 2011